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                                                                    EXHIBIT 10.3

                       FIRST AMENDMENT TO LOAN AGREEMENT

         THIS FIRST AMENDMENT TO LOAN AGREEMENT    (this "Amendment") made and
entered into as of this 4th day of October, 1993, by and among ULTRAK, INC., a Colorado corporation ("Ultrak"), CCTV SOURCE INTERNATIONAL, INC., a Texas corporation ("CCTV"), and LOSS PREVENTION ELECTRONICS CORPORATION, a Colorado corporation ("Loss prevention"), each with principal offices and mailing address at 1220 Champion Circle, Suite 100, Carrollton, Texas 75006 (hereinafter Ultrak, CCTV, and Loss Prevention are collectively called "Borrowers"), and PETRUS FUND, L.P., a Texas limited partnership, with offices at 1700 Lakeside Square, 12377 Merit Drive, Dallas, Dallas County, Texas 75251 (hereinafter called the "Lender");

                                R E C I T A L S

                 1. Borrowers and Lender have made and entered into that certain Loan Agreement dated July 20, 1992 (the "Loan Agreement"), pursuant to which Lender agreed to make available to Borrowers a $3,000,000 line of credit in accordance with the terms and conditions of the Loan Agreement and pursuant to the provisions set forth therein.

                 2. Borrowers have requested that Lender agree to an amendment to the Loan Agreement to, among other things: (1) increase the line of credit from $3,000,000 to $6,000,000, (2) modify the rate of interest accruing on funds outstanding under the line of credit,
         (3) modify certain provisions pertaining to the Warehouseman's Agreement (including substitution of representatives of Borrower for the bonded warehouseman), and (4) extend the Drawdown Termination Date from January 20, 1995 to April 4, 1996.

                 3. Lender has agreed to Borrowers' requests, subject to the terms and conditions set forth in this Amendment.

                              W I T N E S S E T H

         For and in consideration of the mutual covenants and agreements herein contained and of the loans and commitment hereinafter referred to, the Borrowers and the Lender agree as follows:





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                                   ARTICLE I

                                  Definitions

         As used in this Amendment, capitalized terms not otherwise defined in this Amendment shall have the meanings given them in the Loan Agreement.

                                   ARTICLE II

                                   Amendments

         2.01. Amendments to Definitions. Section 1.02 of the Loan Agreement is amended by restating certain of the defined terms set forth in Section 1.02 to read in full as follows:

                 "Borrowing Base" shall mean at any time an amount not to exceed the lesser of: (a) Six Million and No/100 Dollars ($6,000,000.00) or (b) the Inventory Advance Amount determined as of the date the Borrowing Base is calculated.

                 "Drawdown Termination Date" shall mean the earlier of (a) April 4, 1996 or (b) ninety (90) days following the date Lender gives Borrowers' Agent notice of Lender's exercise of its right to terminate its Commitment pursuant to Section 2.10(b) hereof.

                 "Fenced Area of the Carrollton Warehouse" shall mean any one or more fenced areas at Ultrak's warehouse at 1220 Champion Circle, Carrollton, Texas 75006, which are denoted as a secure area for Eligible Inventory and which are protected and maintained pursuant to the Warehouseman's Agreement.

                 "Inventory Advance Amount" shall mean at any time an amount equal to the lesser of:

                          (a) Six Million and No/100 Dollars ($6,000,000.00), or

                          (b) the product of all Eligible Inventory of the
                 Borrowers (excluding Eligible Inventory that is subject to a Letter of Credit Arrangement) times the Inventory Percentage.

                 "Revolving Credit Note" shall mean the promissory note of the Borrowers described in Subsection 2.01 hereof and being in the form of note attached as Exhibit A-1 hereto, and all renewals, extensions, modifications and rearrangements thereof.

                 "Revolving Loan Maturity Date" shall mean the earlier of





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         (a) April 4, 1996 or (b) one hundred eighty (180) days following the date Lender gives Borrowers' Agent notice of Lender's exercise of its right to terminate its Commitment pursuant toSection 2.10(b) hereof.

                 "Warehouseman's Agreement" shall mean the agreement between Borrowers and Lender pertaining to the storage and security of Borrower's Eligible Inventory that is located in the Fenced Area of the Carrollton Warehouse, the terms of which are set forth inExhibit F-1 attached hereto.

         2.02 Additional Definitions. Section 1.02 of the Loan Agreement is further amended by adding the defined terms set forth in Section 1.02 to read in full as follows:

                 "First Amendment" shall mean that certain First Amendment to Loan Agreement, dated October 4, 1993, executed by and among Borrowers and Lender.

                 "Nations Bank" shall mean NationsBank of Texas, N.A., a national banking association.

                 "Prime Rate" shall mean the per annum rate of interest publicly announced by NATIONSBANK from time to time as its "Prime Rate", "Base Rate", or other similar general reference rate of interest (which rate may or may not be the lowest rate of interest charged by NationsBank on loans similar to the loan evidenced hereby).

         2.03. Interest Rate. Section 2.02(a) of the Loan Agreement is amended and restated to read in full as follows:

                 "(a) The Revolving Credit Note shall bear interest from the date thereof until the Revolving Loan Maturity Date at a rate per annum which is equal to the greater of:

                 (1)      eight and one-half percent (8-1/2%) per annum;

                 (2)      the lesser of (i) the Maximum Non-usurious Rate, and
                          (ii) the Prime Rate in effect from day to day, plus two percent (2.0%) (the "Floating Rate").

         Each change in the Floating Rate shall become effective, without notice to Borrowers, on the effective date of each change in the Prime Rate."

         2.04. Request for Loan. Section 2.03(a)(ii) of the Loan Agreement is amended and restated to read in full as follows:

                          "(ii) the requested date of such advance (the
                 "Borrowing Date") (such date not to be less than ten (10) Business Days after Lender receives the Notice of





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                 Borrowing and all other information and documentation Lender may request);".

         2.05. Commitment Fee. Section 2.11 of the Loan Agreement is amended and restated to read in full as follows:

                 "Section 2.11 Commitment Fee. Borrowers shall pay to Lender at execution and delivery of the First Amendment an initial fee of Fifteen Thousand and No/100 Dollars ($15,000.00), plus an amount equal to $30,000.00 per annum, prorated over the period of time beginning July 20, 1993 through the date of the First Amendment. Thereafter, on each anniversary date of the First Amendment (i.e., October 4 of each year, beginning October 4, 1994) Borrowers shall pay to Lender a commitment fee (the "Commitment Fee"), calculated on the basis of Forty-Five Thousand and No/100 Dollars ($45,000.00) per annum, and pro-rated over the then remaining term of the Commitment, if less than a full year. These fees shall be consideration paid to Lender in exchange for Lender's agreement to make the total amount of the Commitment available to Borrowers, subject to the terms of this Agreement. The Commitment Fee will be non-refundable. Nevertheless, if Lender exercises its right under Section 2.10(b) to terminate its Commitment, then Borrowers shall be entitled to a refund of the Commitment Fee, pro-rated on the basis of the remaining portion, as of the effective date of termination, of the annual period for which the Commitment Fee was paid (i.e., beginning October 4 of one year and ending October 3 of the following year). In the event that any Indebtedness remains owing to Lender as of the effective date of Lender's termination of the Commitment underSection 2.10(b), Lender, at Lender's option, may credit the Indebtedness in the amount of the portion of the Commitment Fee to which Borrowers are entitled as a refund."

         2.06 Subsidiaries. Section 3.16 of the Loan Agreement is amended and restated to read in full as follows:

                 "Section 3.16 Subsidiaries. CCTV, Loss Prevention and Exxis are wholly-owned subsidiaries of Ultrak. Ultrak has no other subsidiaries, other than Dental Vision Direct, Inc., a Texas corporation. CCTV, Loss Prevention and Exxis have no subsidiaries."

         2.07. Insurance. The second sentence of Section 4.07 of the Loan Agreement is amended and restated to read in full as follows:

         "NationsBank may be names as loss co-payee, to the extent that its interest may appear."

         2.08.   Warehouseman's Agreement.  Section 4.14 of the Loan





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Agreement is amended and restated to read in full as follows:

                 "Section 4.14 Warehouseman's Agreement. Borrowers shall observe, enforce, follow and maintain the procedures set forth in the Warehouseman's Agreement attached asExhibit F-1 hereto during the term of this Agreement. Borrowers shall take any and all action necessary for the performance of the duties and obligations under the Warehouseman's Agreement. Borrowers shall provide immediate notice to Lender of any circumstance that would hinder, interfere with, or impede any person in the performance of the duties and obligations under the Warehouseman's Agreement. All expenses involved in the Warehouseman's Agreement shall be borne by Borrowers, except as provided otherwise in Exhibit F-1."

         2.09. Limitation on Leases. Section 5.07(b) of the Loan Agreement is amended and restated to read in full as follows:

         "(b) leases and lease agreements for real property at 1220 Champion Circle, Suite 100, Carrollton, Texas, not to exceed in the aggregate $500,000.00 in any fiscal year of the Borrowers."

         2.10. Current Ratio. Section 6.01 of the Loan Agreement is amended and restated to read in full as follows:

                 "Section 6.01 Current Ratio. During the term of this Agreement, Borrowers will not permit or suffer at any date the ratio of (a) their consolidated Current Assets, to (b) their consolidated Current Liabilities, to be less than 1.35 to 1.0."

         2.11. Leverage Ratio. Section 6.02 of the Loan Agreement is amended and restated to read in full as follows:

                 "Section 6.02 Leverage Ratio. During the term of this Agreement, Borrowers shall not permit or suffer at any date the ratio of (a) the consolidated total liabilities of Borrowers, determined according to generally accepted accounting principles, to (b) Borrowers' consolidated Tangible Net Worth, to be greater than the ratios set forth below during the corresponding periods of time set forth below:

                 Period of Time                                     Ratio
                 --------------                                     -----

                 From the date hereof
                 through and including
                 December 31, 1993:                                 2.30 to 1

                 From January 1, 1994
                 through and including
                 June 30, 1994:                                     2.20 to 1





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                 From July 1, 1994
                 through and including
                 December 31, 1994:                                 2.00 to 1

                 From January 1, 1995
                 and thereafter:                                    1.80 to 1."


         2.12. Schedules. Schedules I, II, III, V and VI of the Loan Agreement are hereby replaced in their entirety by Schedules I-A, II-A, III-A, V-A and VI-A, respectively, attached to this Amendment; and all references in the Loan Agreement to Schedules I, II, III, V and VI shall be deemed references to Schedules I-A, II-A, III-A, V-A and VI-A, respectively.

                                  ARTICLE III

                                 Miscellaneous

         3.01. Effectiveness. Except as specified herein, all terms and conditions of the Loan Agreement shall remain unmodified and in full force and effect. Further, each Borrower hereby ratifies and reaffirms such Borrower's obligations and agreements under the Security Instruments, agrees that the Security Instruments shall remain in full force and effect, notwithstanding execution of this Amendment, and agrees that the Security Instruments shall continue to be the legal, valid and binding obligations of each Borrower, as applicable, enforceable in accordance with the terms therein.

         3.02. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

         3.03. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

         3.04. NO ORAL AGREEMENTS. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE A WRITTEN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THE LOANS.

         IN WITNESS WHEREOF, the parties hereto have cause this instrument to be duly executed as of the date first above written.





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                                        BORROWER:
                                        --------

                                        ULTRAK, INC.



                                        By: /s/ TIM D. TORNO
                                            ---------------------------
                                                Tim D. Torno
                                                Chief Financial Officer

                                        CCTV SOURCE INTERNATIONAL, INC.



                                        By: /s/ TIM D. TORNO
                                            ---------------------------
                                                Tim D. Torno
                                                Chief Financial Officer


                                        LOSS PREVENTION ELECTRONICS
                                                CORPORATION



                                        By: /s/ TIM D. TORNO
                                            ---------------------------
                                                Tim D. Torno
                                                Chief Financial Officer


                                        PETRUS FUND, L.P.

                                        By:  PEROT INVESTMENTS, INC.



                                        By: /s/ STEVEN L. BLASNIK
                                            ---------------------------
                                                Steven L. Blasnik
                                                President

Exhibits:
- --------

         A-1              -       Revolving Credit Note
         F-1              -       Warehouseman's Agreement

Schedules:
- ---------

         I-A              -       Authorized Persons
         II-A             -       Stock, Warrants, Etc.
         III-A            -       Liabilities
         V-A              -       Liens
         VI-A             -       Investments, Loans & Advances





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